Exhibit 99.1

Spire Global, Inc. Announces Preliminary First Half 2021 Selected Financial Results, Provides Updated Guidance for 2021

VIENNA, VA & RESTON, VA – July 29, 2021 – Spire Global, Inc. (“Spire Global”, “Spire”, or “the Company”) a leading global provider of space-based data, analytics and space services, today announced its preliminary financial results for the six months ended June 30, 2021 and provided updated guidance for the year ending December 31, 2021. On July 26, 2021, Spire also announced that the registration statement on Form S-4 (File No. 333-256112) of NavSight Holdings, Inc. (“NavSight”), relating to the previously announced merger of NavSight and Spire (the “Business Combination”) was declared effective by the U.S. Securities and Exchange Commission as of July 22, 2021, and that the special meeting of stockholders (the “Special Meeting”) to approve the Business Combination would be held on August 13, 2021 at 10:00 AM ET.

“We believe that the need for space-based Earth data to solve the greatest challenges facing businesses, governments and humanity is growing every day. We feel privileged to partner with some of the leading organizations and agencies around the world to execute on their missions, solve problems and address these issues.” said Peter Platzer, Chief Executive Officer of Spire. “We are encouraged by our customer and pipeline growth as well as other market and industry activity, particularly due to our strengthened market position once we become a public company.”

Fiscal Second Quarter Highlights:

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Achieved Significant Increase in the Number of New ARR Solution Customers — Across Spire’s four solutions (Maritime, Aviation, Weather & Space Services), Spire added 33 net new ARR solution customers during the second fiscal quarter of 2021, ending the period with just over 200 ARR solution customers. This represented an ARR solution customer growth of 73% versus the prior year period.

•

Enhanced Capabilities, with the Launch of Eight New Satellites — Through launching Spire’s newest proprietary technology into orbit on-board eight new satellites, Spire increased the number of aviation tracking satellites, added space sensors for soil moisture and hurricane wind speeds, introduced optical intersatellite links, and deployed supercomputing in-orbit with artificial intelligence and machine learning capabilities.

•

Further Expanded Space Services — In addition to the geographical expansion of Space Services into the Middle East and Asia with new customer wins, Spire successfully initiated and expanded significant research missions and space services solutions for government customers, including the European Space Agency and the UK Space Agency.

Six Months Ended June 30, 2021 Preliminary Results:

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Revenue was in the range of $18.6 million and $19.0 million, an increase of between 33% and 35% from the six months ended June 30, 2020. Revenue growth for the six months ended June 30, 2020 included a one-time historical data purchase of $2.3 million that did not recur in the six months ended June 30, 2021.

•	Gross profit was in the range of $11.2 million and $12.0 million, an increase of between 30% and 39% from the six months ended June 30, 2020.

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Net loss was in the range of $47.5 million and $46.6 million, an increase of between 223% and 217% from the six months ended June 30, 2020. As the Company prepares to go public and is executing on closing the Business Combination announced on March 1, 2021, there are significant one-time and recurring expenses negatively impacting the financials. Impact on six months ended June 30, 2021 operating loss was approximately $4.0 million. In addition, net loss was impacted by approximately $5.3 million associated with one-time charges from the settlement of certain debt obligations.

•	EBITDA was in the range of negative $37.7 million and negative $36.8 million, an increase of between 315% and 306% from the six months ended June 30, 2020.

•	Adjusted EBITDA was in the range of negative $16.2 million and negative $15.3 million, an increase of between 110% and 99% from the six months ended June 30, 2020.

•	ARR was approximately $36.6 million as of June 30, 2021, an increase of 37% from ARR as of June 30, 2020.

•	There were approximately 202 ARR Solution Customers under contract as of June 30, 2021, an increase of 73% from the number of ARR Solution Customers under contract as of June 30, 2020.

The table below provides a reconciliation of Spire’s preliminary estimate for net loss to EBITDA and from EBITDA to Adjusted EBITDA.

	Fiscal Quarter
	Six Months Ended June 30, 2021
(in millions)	Low Range	High Range
Net Loss	$(47.5)	$(46.6)
Depreciation and amortization	3.6	3.3
Net Interest	5.7	5.7
Taxes	0.8	0.5

EBITDA	(37.7)	(36.8)

Loss on satellite deorbit and launch failure(1)	0.0	0.0
Change in fair value of warrant liabilities	10.3	10.1
Other expense (income), net(2)	(1.4)	(1.6)
Stock-based compensation(3)	4.6	4.5
Mergers and acquisition related expenses(4)	2.7	2.5
Other unusual one-time costs(5)	5.4	6.1

Adjusted EBITDA	$(16.2)	$(15.3)

(1)	Represents loss on satellite deorbit and launch failure. Absent the recognized loss, there would have been depreciation that would have also been excluded as part of the EBITDA calculation.
(2)	Other income, net consists primarily of tax credits, grant income, the impact of foreign exchange gains and losses and sales and local taxes.
(3)	Represents non-cash expenses related to our incentive compensation program.
(4)	Includes merger and acquisition-related costs associated with the Business Combination.
(5)	Includes other IPO market assessment expenses and Eastward Capital and European Investment Bank debt settlement charges.

The selected, estimated preliminary financial results set forth are unaudited and should be considered preliminary and subject to change. Spire has provided an estimate for the selected, preliminary results described above as Spire’s final results remain subject to the completion of its closing procedures, final adjustments, developments that may arise between now and the time the financial results are finalized, and management’s and the audit committee’s final reviews. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from the final results. These preliminary results should not be viewed as a substitute for Spire’s full financial statements for the six months ended June 30, 2021 prepared in accordance with U.S. generally accepted accounting principles (GAAP). In addition, they are not necessarily indicative of the results to be achieved in any future period. These preliminary results have been prepared by and are the responsibility of management. This preliminary financial data included in this announcement has been prepared by, and is the responsibility of, Spire’s management. Neither Spire’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, neither Spire’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed an opinion or any other form of assurance with respect thereto. Spire plans to report its full results for the six months ended June 30, 2021 pursuant to an 8-K to be filed with the Securities and Exchange Commission following the closing of the Business Combination.

Financial Outlook:

In light of Spire’s preliminary financial results for the six months ended June 30, 2021, Spire is updating its guidance for the fiscal year ending December 31, 2021 provided in the analyst day presentation made on June 4, 2021 and filed with the Securities and Exchange Commission. Spire is lowering its anticipated revenue primarily due to certain project-based revenue contracts experiencing delays related to customers or third-party launch providers, along with delays in the anticipated closing of several large new customer contracts. Spire expects that this lower expected revenue will also increase its net loss, and decrease its EBITDA and Adjusted EBITDA for the fiscal year ending December 31, 2021.

Spire is providing guidance for its fiscal year ending December 31, 2021 as follows (numbers excludes any potential inorganic activity):

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Revenue of between $40.0 million and $42.0 million, an increase of between 40% and 47% from the twelve months ended December 31, 2020, updated from the previously disclosed projected revenue of $54 million.

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Non-GAAP gross profit of between $24.5 million and $27.1 million, an increase of between 35% and 49% from the twelve months ended December 31, 2020, updated from the previously disclosed projected gross profit of $35 million.

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Non-GAAP operating loss of between $48.5 million and $44.4 million, an increase of between 86% and 71% from the twelve months ended December 31, 2020, updated from the previously disclosed projected operating loss of $31 million.

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EBITDA of between negative $63.8 million and negative $59.8 million, an increase of between 195% and 177% from the twelve months ended December 31, 2020, updated from the previously disclosed projected EBITDA of negative $25 million.

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Adjusted EBITDA of between negative $37.8 million and negative $33.8 million, an increase of between 114% and 92% from the twelve months ended December 31, 2020, updated from the previously disclosed projected Adjusted EBITDA of negative $19 million.

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ARR of between $48.4 million and $52.0 million as of December 31, 2021, an increase of between 34% and 44% from ARR as of December 31, 2020, updated from the previously disclosed projected ARR of $70 million.

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ARR Solution Customers under contract of between 240 and 252 at December 31, 2021, an increase of between 56% and 64% from ARR Solution Customers under contract as of December 31, 2020, updated from the previously disclosed projected range of ARR Solution Customers of 258 to 286.

•	The guidance does not include any forecasted impact due to foreign exchange fluctuations.

Spire’s actual results could be significantly impacted by any merger or acquisition related activity, new customer wins, customer renewals and customer non-renewals, contract increases from existing customers, contract decreases from existing customers, the timing of revenue recognition as well as unexpected IPO or public company expenses. The Company’s ending ARR as of December 31, 2021 may have an impact on the previously projected outlook for fiscal 2022.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Spire’s results computed in accordance with GAAP.

Spire is unable to determine the impact on its projected results for fiscal years 2022 through 2025 at this time; however, Spire does not believe that project-based revenue contracts experiencing delays relates to customers or third-party launch providers, and delays in the anticipated closing of several large new customer contracts will have a material impact on Spire’s longer-term projected results. Despite these delays, Spire has seen its overall pipeline continue to grow consistently each quarter versus the previous quarter end.

About Spire Global

Spire is a global provider of space-based data, analytics and space services that offers unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, CA, Boulder, CO, Washington DC, Glasgow, Luxembourg, and Singapore. On March 1, 2021 Spire announced plans to go public through an anticipated business combination with NavSight Holdings, Inc. (NYSE: NSH), to be traded on the NYSE under the ticker symbol “SPIR.” To learn more, visit spire.com.

About NavSight Holdings, Inc.

NavSight Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

In connection with the Business Combination (the “Proposed Transaction”), NavSight has filed the Registration Statement with the SEC, which includes a proxy statement which has been distributed to holders of NavSight’s common stock in connection with NavSight’s solicitation of proxies for the vote by NavSight’s stockholders with respect to the Proposed Transaction and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to Spire’s stockholders in connection with the Proposed Transaction, and an information statement to Spire’s stockholders regarding the Proposed Transaction. NavSight has mailed a definitive proxy statement/prospectus/information statement and other relevant documents to its stockholders of record as of June 21, 2021, the record date established for the Special Meeting. Investors and security holders and other interested parties are urged to read the proxy statement/prospectus/information statement, any amendments thereto and any other documents filed or that will be filed with the SEC carefully and in their entirety as they become available because they will contain important information about NavSight, Spire and the Proposed Transaction. Investors and security holders may obtain free copies of the proxy statement/prospectus/information statement and other documents filed with the SEC by NavSight (when available) through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: NavSight Holdings, Inc., 12020 Sunrise Valley Drive, Suite 100, Reston, VA 20191.

Participants in Solicitation

NavSight and Spire and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transaction. Information about the directors and executive officers of NavSight is set forth in its final prospectus filed on July 22, 2021 (the “NavSight Prospectus”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Registration Statement, the NavSight Prospectus and other relevant materials filed or that will be filed with the SEC regarding the Proposed Transaction as they become available. Stockholders, potential investors and other interested persons should read the Registration Statement and NavSight Prospectus carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the Proposed Transaction. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations of Spire’s pipeline, the statements under the headings “Six Months Ended June 30, 2021 Preliminary Results” and “Financial Outlook,” Spire’s future growth, estimates and forecasts of financial and performance metrics, expectations of achieving and maintaining profitability, projections of total addressable markets, market opportunity and market share, the net proceeds from the Proposed Transactions, potential benefits of the Proposed Transaction and the potential success of the Company’s market and growth strategies, and expectations related to the terms and timing of the Proposed Transaction. These statements are based on various assumptions and on the current expectations of NavSight’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of NavSight and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of NavSight’s securities; (ii) the risk that the Proposed Transaction may not be completed by NavSight’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by NavSight; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including the approval of the Proposed Transaction by the stockholders of NavSight, the satisfaction of the minimum trust account amount following any redemptions by NavSight’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the inability to complete the PIPE investment in connection with the Proposed Transaction; (v) the failure to realize the anticipated benefits of the Proposed Transaction; (vi) the effect of the announcement or pendency of the Proposed Transaction on Spire’s business relationships, performance, and business generally; (vii) risks that the Proposed Transaction disrupts current plans of Spire and potential difficulties in Spire employee retention as a result of the Proposed Transaction; (viii) the outcome of any legal proceedings that may be instituted against NavSight or Spire related to the business combination agreement or the Proposed Transaction; (ix) the ability to maintain the listing of NavSight’s securities on the New York Stock Exchange; (x) the ability to address the market opportunity for Space-as-a-Service; (xi) the risk that the Proposed Transaction may not generate expected net proceeds to the combined company; (xii) the ability to implement business plans, forecasts, and other expectations (including the expected and projected financial results under the headings “Six Months Ended June 30, 2021 Preliminary Results” and “Financial Outlook” above), both before and after the completion of the Proposed Transaction, and identify and realize additional opportunities; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (xiv) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industry; and those factors discussed in the NavSight Prospectus under the heading “Risk Factors,” and other documents of NavSight filed, or to be filed, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither NavSight nor the Company presently know or that NavSight and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NavSight’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. NavSight and the Company anticipate that subsequent events and developments will cause NavSight’s and the Company’s assessments to change. However, while NavSight and the Company may elect to update these forward-looking statements at some point in the future, NavSight and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NavSight’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contacts:

For Spire Global, Inc.

Hillary Yaffe

917-764-4297

hillary.yaffe@spire.com

Michael Bowen (ICR)

SpireIR@ICR.com

For NavSight Holdings, Inc.

Jack Pearlstein

jack@navsight.com